Exhibit 99.1

                Advanta Reports First Quarter Results;
           Net Income of $72.7 million or $2.55 per Share;
              Book Value Increases to $17.72 per Share;
           Advanta Business Cards Results on Track for 2005

    SPRING HOUSE, Pa.--(BUSINESS WIRE)--April 26, 2005--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today reported consolidated net income of $72.7 million or $2.55 per diluted share for first quarter 2005 for Class A and Class B shares combined, as compared to $9.4 million or $0.35 per combined diluted share for first quarter 2004. Book value per share increased $2.82 in the quarter, including a $2.56 increase representing the net after-tax gain and increase in additional paid-in capital associated with the previously announced agreement with Bank of America Corporation (NYSE: BAC). Consolidated net income for first quarter 2005 includes a $2.18 per combined diluted share gain relating to the agreement with Bank of America, a $0.06 per combined diluted share charge resulting from the previously announced separation agreement with a former employee and a $0.02 per combined diluted share asset valuation charge associated with the Company's venture capital portfolio. The book value per share increase of $2.56 associated with the Bank of America agreement is higher than the diluted earnings per share increase of $2.18 due to the $6 million increase in additional paid-in capital and differences in the number of shares used in the calculations for book value per share and diluted earnings per share following U.S. generally accepted accounting principles. Consolidated net income for first quarter 2004 includes a $0.02 per combined diluted share charge associated with the closing of the Company's New York venture capital office.
    Advanta Business Cards earned net income of $11.2 million for the quarter as compared to $10.1 million for first quarter 2004. First quarter 2005 results for Advanta Business Cards include the $1.6 million after-tax charge resulting from the separation agreement. The Company estimates the separation agreement will have no impact on full year 2005 since the first quarter charge will be offset during the remaining quarters of 2005 with lower compensation and other expenses as a result of the employee's termination of employment.
    "Advanta Business Cards' first quarter performance continues to benefit from our strategy of targeting higher credit quality customers. We continue to see improved asset quality metrics through lower net credit losses and delinquencies," said Dennis Alter, Chairman and CEO. "As a result of our solid Business Cards performance and the gain resulting from the Bank of America agreement, we are pleased with the increase to our shareholder value."
    Advanta Business Cards results for first quarter 2005 reflect a 170 basis point decline in net principal charge-offs on average managed receivables to 5.49% on an annualized basis as compared to 7.19% for first quarter 2004. Over 30 day delinquencies on ending managed receivables declined 126 basis points to 4.11% and over 90 day delinquencies on ending managed receivables declined 77 basis points to 1.91%, each as compared to first quarter 2004. Managed receivables ended the quarter at approximately $3.35 billion as compared to $3.08 billion at March 31, 2004.
    Owned receivables at quarter end were $784 million as compared to $528 million at March 31, 2004. Net principal charge-offs on owned business credit card receivables declined 111 basis points to 5.35%, as compared to 6.46% for first quarter 2004. Over 30 day delinquencies on owned credit card receivables declined 158 basis points to 3.51% and over 90 day delinquencies on owned credit card receivables decreased 90 basis points to 1.63%, each as compared to first quarter 2004.

    Conference Call Details

    Advanta management will hold a conference call with analysts and institutional investors today, April 26, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing (719) 457-0820 and referring to confirmation code 1449116. The conference call may include a discussion of non-GAAP financial measures that are reconciled to the most directly comparable GAAP financial measure in this press release or our statistical supplements, both available at www.advanta.com in the "Corporate Info" section.

    About Advanta

    Advanta focuses on the small business market and related community, providing funding and support to the nation's small businesses and business professionals through innovative products and services. Using its direct marketing and information based expertise, Advanta identifies potential customers and provides a high level of service tailored to the unique needs of small businesses. Advanta is one of the nation's largest issuers (through Advanta Bank Corp.) of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

    This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
    In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non-GAAP financial measurements. Management believes that these non-GAAP financial measures used in managing the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure and a description of why the non-GAAP financial measures are useful to investors.


                               ADVANTA
                       SEGMENT INCOME STATEMENT
                            (in thousands)

                          Three Months Ended
                            March 31, 2005
----------------------------------------------------------------------

                            Advanta
                            Business     Venture
                              Cards      Capital  Other(A)    Total
                          ------------  --------  --------  --------
Interest income          $     28,866  $      0  $  3,313  $ 32,179
Interest expense                8,521        38     4,026    12,585
                          ------------  --------  --------  --------
Net interest income            20,345       (38)     (713)   19,594
Provision for credit
 losses                        10,419         0        25    10,444
                          ------------  --------  --------  --------
Net interest income after
 provision for credit
 losses                         9,926       (38)     (738)    9,150
Noninterest revenues:
   Interchange income          35,696         0         0    35,696
   Securitization income       30,396         0         0    30,396
   Servicing revenues          12,599         0         0    12,599
   Business credit card
    rewards                   (10,795)        0         0   (10,795)
   Gain on transfer of
    consumer credit card
    business                        0         0    67,679    67,679
   Other revenues, net          2,969    (1,041)      984     2,912
                          ------------  --------  --------  --------
Total noninterest
 revenues                      70,865    (1,041)   68,663   138,487
Operating expenses             62,374         0       246    62,620
                          ------------  --------  --------  --------
Income (loss) before
 income taxes                  18,417    (1,079)   67,679    85,017
Income tax expense
 (benefit)                      7,183      (421)    5,585    12,347
                          ------------  --------  --------  --------
Net income (loss)        $     11,234  $   (658) $ 62,094  $ 72,670
                          ============  ========  ========  ========



                          Three Months Ended
                            March 31, 2004
----------------------------------------------------------------------

                            Advanta
                            Business     Venture
                              Cards      Capital  Other(A)    Total
                          ------------  --------  --------  --------
Interest income          $     21,849  $      0  $  1,562  $ 23,411
Interest expense                9,123        88     2,320    11,531
                          ------------  --------  --------  --------
Net interest income            12,726       (88)     (758)   11,880
Provision for credit
 losses                         9,413         0        98     9,511
                          ------------  --------  --------  --------
Net interest income after
 provision for credit
 losses                         3,313       (88)     (856)    2,369
Noninterest revenues:
   Interchange income          31,575         0         0    31,575
   Securitization income       32,540         0         0    32,540
   Servicing revenues          12,133         0         0    12,133
   Business credit card
    rewards                    (9,221)        0         0    (9,221)
   Other revenues, net          3,235        32     1,133     4,400
                          ------------  --------  --------  --------
Total noninterest
 revenues                      70,262        32     1,133    71,427
Operating expenses             56,910     1,007       277    58,194
                          ------------  --------  --------  --------
Income (loss) before
 income taxes                  16,665    (1,063)        0    15,602
Income tax expense
 (benefit)                      6,583      (420)        0     6,163
                          ------------  --------  --------  --------
Net income (loss)        $     10,082  $   (643) $      0  $  9,439
                          ============  ========  ========  ========


(A) Other includes investment and other activities not attributable to the Advanta Business Cards or Venture Capital segments.







                                ADVANTA
                   SUPPLEMENTAL NON-GAAP DISCLOSURE
            ADVANTA BUSINESS CARDS MANAGED INCOME STATEMENT
                            (in thousands)


In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. A reconciliation of these managed financial measures to the most directly comparable GAAP financial measures is included in this press release.



                                                 Three Months Ended
                                               -----------------------
                                                 Mar. 31,    Mar. 31,
                                                   2005        2004
                                                ----------  ----------
Interest income                                $  119,608  $  114,956
Interest expense                                   28,395      20,457
                                                ----------  ----------
Net interest income                                91,213      94,499
Provision for credit losses                        45,689      55,600
                                                ----------  ----------
Net interest income after provision for credit
 losses                                            45,524      38,899
Noninterest revenues                               35,267      34,676
                                                ----------  ----------
Risk-adjusted revenues (A)                         80,791      73,575
Operating expenses                                 62,374      56,910
                                                ----------  ----------
Income before income taxes                         18,417      16,665
Income tax expense                                  7,183       6,583
                                                ----------  ----------
Net income                                     $   11,234  $   10,082
                                                ==========  ==========

Average managed business credit card
 receivables                                   $3,327,915  $3,067,184


(A) Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.





                                ADVANTA
                              HIGHLIGHTS
                       (in thousands, except per
                              share data)


                                 Three Months Ended     Percent Change
                              -------------------------       From
                             Mar. 31,  Dec. 31, Mar. 31, Prior   Prior
EARNINGS                       2005     2004      2004   Quarter  Year
----------------------------------------------------------------------
Basic income from continuing
 operations per common share:
     Class A                 $  2.82  $  0.51  $  0.37   452.9% 662.2%
     Class B                    2.85     0.54     0.39   427.8  630.8
     Combined (A)               2.84     0.53     0.38   435.8  647.4
Diluted income from
 continuing operations per
 common share:
     Class A                    2.54     0.46     0.34   452.2  647.1
     Class B                    2.55     0.48     0.36   431.3  608.3
     Combined (A)               2.55     0.47     0.35   442.6  628.6
Basic net income per common
 share:
     Class A                    2.82     0.52     0.37   442.3  662.2
     Class B                    2.85     0.55     0.39   418.2  630.8
     Combined (A)               2.84     0.54     0.38   425.9  647.4
Diluted net income per common
 share:
     Class A                    2.54     0.47     0.34   440.4  647.1
     Class B                    2.55     0.49     0.36   420.4  608.3
     Combined (A)               2.55     0.48     0.35   431.3  628.6

Return on average common
 equity                        67.30%   14.24%   10.86%  372.6  519.7

COMMON STOCK DATA
----------------------------------------------------------------------
Weighted average common
 shares used to compute:
   Basic earnings per common
    share
     Class A                   8,812    8,811    8,786     0.0%   0.3%
     Class B                  16,705   16,630   15,502     0.5    7.8
                              -------  -------  -------
     Total                    25,517   25,441   24,288     0.3    5.1
   Diluted earnings per
    common share
     Class A                   8,812    8,811    8,786     0.0    0.3
     Class B                  19,670   19,589   17,656     0.4   11.4
                              -------  -------  -------
     Total                    28,482   28,400   26,442     0.3    7.7

Ending shares outstanding
     Class A                   9,607    9,607    9,607     0.0    0.0
     Class B                  18,399   18,350   17,710     0.3    3.9
                              -------  -------  -------
     Total                    28,006   27,957   27,317     0.2    2.5

Stock price:
   Class A
     High                    $ 22.80  $ 24.19  $ 16.88    (5.7)  35.1
     Low                       20.23    20.34    12.92    (0.5)  56.6
     Closing                   20.80    22.62    16.83    (8.0)  23.6
   Class B
     High                      24.70    26.07    16.90    (5.3)  46.2
     Low                       21.84    21.68    12.55     0.7   74.0
     Closing                   23.00    24.27    16.50    (5.2)  39.4

Cash dividends declared:
     Class A                   0.095    0.095    0.063     0.0   50.0
     Class B                   0.113    0.113    0.076     0.0   50.0

Book value per common share    17.72    14.90    14.08    18.9   25.9


(A) Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.


                                ADVANTA
                    BUSINESS CREDIT CARD STATISTICS
                           ($ in thousands)

                            Three Months Ended          Percent Change
                   ------------------------------------      From
                     Mar. 31,    Dec. 31,    Mar. 31,   Prior    Prior
                       2005        2004        2004     Quarter  Year
                   ---------------------------------------------------
New account
 originations          44,781      40,663      39,135    10.1%   14.4%
Average number of
 active accounts
 (A)                  577,301     575,204     592,114     0.4    (2.5)
Ending number of
 accounts             786,967     777,943     788,330     1.2    (0.2)
Transaction volume $2,176,809  $2,214,215  $1,921,933    (1.7)   13.3
Securitization
 volume increase
 excluding
 replenishment
 sales             $        0  $   55,000  $   90,000  (100.0) (100.0)
Average managed
 receivables:
   Owned           $  779,176  $  722,088  $  551,652     7.9    41.2
   Securitized      2,548,739   2,536,711   2,515,532     0.5     1.3
                    ----------  ----------  ----------
   Managed (B)      3,327,915   3,258,799   3,067,184     2.1     8.5
Ending managed
 receivables:
   Owned           $  783,916  $  730,483  $  528,204     7.3    48.4
   Securitized      2,565,085   2,564,147   2,548,942     0.0     0.6
                    ----------  ----------  ----------
   Managed (B)      3,349,001   3,294,630   3,077,146     1.7     8.8

----------------------------------------------------------------------
CREDIT QUALITY -
 OWNED
----------------
Receivables 30
 days or more
 delinquent        $   27,507  $   28,287  $   26,908
Receivables 90
 days or more
 delinquent            12,775      13,638      13,368
As a percentage of
 gross
 receivables:
   Receivables 30
    days or more
    delinquent           3.51%       3.87%       5.09%  (9.3)% (31.0)%
   Receivables 90
    days or more
    delinquent           1.63        1.87        2.53   (12.8)  (35.6)
Net principal
 charge-offs:
   Amount          $   10,419  $   10,721  $    8,913
   As a percentage
    of average
    gross
    receivables
    (annualized)         5.35%       5.94%       6.46%   (9.9)  (17.2)

CREDIT QUALITY -
 SECURITIZED
------------------
Receivables 30
 days or more
 delinquent        $  110,069  $  107,546  $  138,440
Receivables 90
 days or more
 delinquent            51,318      51,770      69,087
As a percentage of
 gross
 receivables:
   Receivables 30
    days or more
    delinquent           4.29%       4.19%       5.43%    2.4% (21.0)%
   Receivables 90
    days or more
    delinquent           2.00        2.02        2.71    (1.0)  (26.2)
Net principal
 charge-offs:
   Amount          $   35,270  $   38,457  $   46,187
   As a percentage
    of average
    gross
    receivables
    (annualized)         5.54%       6.06%       7.34%   (8.6)  (24.5)

CREDIT QUALITY -
 MANAGED  (B)
------------------
Receivables 30
 days or more
 delinquent        $  137,576  $  135,833  $  165,348
Receivables 90
 days or more
 delinquent            64,093      65,408      82,455
As a percentage of
 gross
 receivables:
   Receivables 30
    days or more
    delinquent           4.11%       4.12%       5.37%  (0.2)% (23.5)%
   Receivables 90
    days or more
    delinquent           1.91        1.99        2.68    (4.0)  (28.7)
Net principal
 charge-offs:
   Amount          $   45,689  $   49,178  $   55,100
   As a percentage
    of average
    gross
    receivables
    (annualized)         5.49%       6.04%       7.19%   (9.1)  (23.6)


(A) Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.

(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.


                                ADVANTA
 RECONCILIATION OF MANAGED INCOME STATEMENT AND BALANCE SHEET MEASURES
                      TO GAAP FINANCIAL MEASURES
                            (in thousands)

In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We sell business credit card receivables through securitizations accounted for as sales under GAAP. We continue to own and service the accounts that generate the securitized receivables. Managed data presents performance as if the securitized receivables had not been sold. We believe that performance on a managed basis provides useful supplemental information because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations.

                                           Three Months Ended
                                             March 31, 2005
                                   -----------------------------------
                                   Advanta                   Advanta
                                   Business                  Business
                                    Cards   Securitization    Cards
                                    GAAP      Adjustments    Managed
                                   -------- --------------  ----------
INCOME STATEMENT MEASURES
Interest income                   $ 28,866 $    90,742     $  119,608
Interest expense                     8,521      19,874         28,395
Net interest income                 20,345      70,868         91,213
Interchange income                  35,696           0         35,696
Securitization income               30,396     (30,396)             0
Servicing revenues                  12,599     (12,599)             0
Business credit card rewards       (10,795)          0        (10,795)
Other revenues, net                  2,969       7,397         10,366
Total noninterest revenues          70,865     (35,598)        35,267
Provision for credit losses         10,419      35,270 (A)     45,689
                                  ------------------------ -----------
BALANCE SHEET MEASURES
Average business credit card
 receivables                       779,176   2,548,739      3,327,915
Ending business credit card
 receivables                       783,916   2,565,085      3,349,001
Business credit card
 receivables:
   30 days or more delinquent       27,507     110,069        137,576
   90 days or more delinquent       12,775      51,318         64,093
   Net principal charge-offs        10,419      35,270         45,689


                                           Three Months Ended
                                             March 31, 2004
                                   -----------------------------------
                                   Advanta                   Advanta
                                   Business                  Business
                                    Cards   Securitization    Cards
                                    GAAP      Adjustments    Managed
                                   -------- --------------  ----------
INCOME STATEMENT MEASURES
Interest income                   $ 21,849 $    93,107     $  114,956
Interest expense                     9,123      11,334         20,457
Net interest income                 12,726      81,773         94,499
Interchange income                  31,575           0         31,575
Securitization income               32,540     (32,540)             0
Servicing revenues                  12,133     (12,133)             0
Business credit card rewards        (9,221)          0         (9,221)
Other revenues, net                  3,235       9,087         12,322
Total noninterest revenues          70,262     (35,586)        34,676
Provision for credit losses          9,413      46,187 (A)     55,600
                                   ----------------------- -----------
BALANCE SHEET MEASURES
Average business credit card
 receivables                       551,652   2,515,532      3,067,184
Ending business credit card
 receivables                       528,204   2,548,942      3,077,146
Business credit card
 receivables:
   30 days or more delinquent       26,908     138,440        165,348
   90 days or more delinquent       13,368      69,087         82,455
   Net principal charge-offs         8,913      46,187         55,100


(A) Includes the amount by which credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs.

    CONTACT: Advanta Corp.
             Chris Curran
             Vice President, Investor Relations
             (215) 444-5335
             ccurran@advanta.com
              or
             David Goodman
             Director, Communications
             (215) 444-5073
             AdvantaCommunications@advanta.com